Variable Universal Life Compensation Schedule


Periodic Premium Contract

Career Agent Compensation

First year commission:             50%  of  target  premiums  3%  commission  on
                                   premiums in excess of target

Renewal commission:                3% years 2-10
                                   2% years 11 and after

Trail Commission:                  .75% asset  based trail in year 5; .15% asset
                                   based trail annually thereafter

Increases:                         50% first year  commission  on new premium in
                                   excess of cumulative target premium up to target premium on new segment 3% commission on new premium in excess of new target premium

Riders:
First year commission:             40% of coi's
Renewal commission:                5% of coi's in all years

General Agent Overrides:

First year:                        25% of Net Earned Commission
Subsequent years:                  Override of 1.0% of premium
                                   Overriding service fee of 1% of premium years
                                   2-10;  1.0%  of  premium  years  11  +
Trail override:                    20% of writing  agent's  trail  beginning  in
                                   year 5